SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 24, 2019
Date of Report
(Date of earliest event reported)

SYNOVUS FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706)  649-2311
(Registrant’s telephone number, including area code)

_____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01	Other Events.

As previously reported, on January 1, 2019, Synovus Financial Corp. (“Synovus”) completed its merger with FCB Financial Holdings, Inc. (“FCB”), pursuant to which FCB was ultimately merged with and into Synovus, with Synovus continuing as the surviving entity (the “Merger”).  Synovus is filing this Current Report in order to provide historical audited financial information with respect to FCB as of and for the year ended December 31, 2018, and certain unaudited pro forma financial information giving effect to the Merger as though it had been completed on the date set forth in such information.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited consolidated financial statements of FCB as of December 31, 2018 and for the year ended December 31, 2018, as well as the accompanying notes thereto and the related Report of Independent Registered Public Accounting Firm, are filed hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information

The unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2018, giving effect to the Merger as if it occurred on January 1, 2018, is filed hereto as Exhibit 99.2.

(d)	Exhibits

23.1	Consent of Grant Thornton LLP.

99.1	Audited consolidated financial statements of FCB as of and for the year ended December 31, 2018.

99.2	Unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2018, giving effect to the Merger as if it occurred on January 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Dated: June 24, 2019	By:	/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President, General Counsel and Secretary